As filed with the Securities and Exchange Commission on June 7, 2006.

Registration No. 333-73376

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

POST-EFFECTIVE AMENDMENT NO. 2
TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CURATIVE HEALTH SERVICES, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	51-0467366
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

61 Spit Brook Road
Nashua, New Hampshire 03060
(603) 888-1500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Curative Health Services, Inc. 2001 Broad-Based Stock Incentive Plan;
David Lawson Non-Qualified Stock Option Agreement Dated October 1, 2001;
Steven Michurski Non-Qualified Stock Option Agreement Dated October 8, 2001;
and Beth Oliver Non-Qualified Stock Option Agreement Dated October 22, 2001

(Full Title of the Plans)

Paul F. McConnell

Curative Health Services, Inc.

61 Spit Brook Road

Nashua, New Hampshire 03060

(Name and address of agent for service)

(603) 888-1500

(Telephone number, including area code, of agent for service)

With a Copy to:

Timothy S. Hearn, Esq.
Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, Minnesota 55402
(612) 340-2600

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
See below (1)	N/A	N/A	N/A	N/A

(1)          No additional securities are to be registered. Registration fees were paid upon filing of the original Registration Statement No. 333-73376. Therefore, no further registration fee is required.

CURATIVE HEALTH SERVICES, INC.

POST-EFFECTIVE AMENDMENT NO. 2 TO
REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Curative Health Services, Inc.’s (the “Company”) Registration Statement on Form S-8 (File No. 333-73376) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “Commission”), is being filed in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering. The Company hereby removes from registration all of the securities previously registered under the Registration Statement that remain unsold as of the date hereof.

Item 8.  Exhibits

Exhibit
Number	Description
24.1	Power of Attorney

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashua, State of New Hampshire, on this 7th day of June, 2006.

CURATIVE HEALTH SERVICES, INC.

/s/ John C. Prior
John C. Prior Chief Financial Officer (principal financial and accounting officer)

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Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on June 7, 2006.

Signature	Title

*	Chief Executive Officer and Director
Paul F. McConnell	(principal executive officer)

/s/ John C. Prior	Chief Financial Officer, Chief Operating Officer and
John C. Prior	Director (principal financial and accounting officer)

*	Director
Paul S. Auerbach, MD

*	Director
Daniel E. Berce

*	Director
Lawrence English

*	Chairman of the Board
Timothy I. Maudlin

*	Director
Gerard Moufflet

*By	/s/ John C. Prior
John C. Prior, pro se and as
attorney-in-fact

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EXHIBIT INDEX

Exhibit
Number	Description
24.1	Power of Attorney.

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